Exhibit 99.1

Day One Announces Sale of Priority Review Voucher for $108 Million

BRISBANE, Calif., May 30, 2024 — Day One Biopharmaceuticals (Nasdaq: DAWN) (“Day One” or the “Company”), a commercial-stage biopharmaceutical company dedicated to developing and commercializing targeted therapies for people of all ages with life-threatening diseases, today announced it sold its Priority Review Voucher (“PRV”) for $108 million to an undisclosed buyer. The Company was awarded the PRV following the U.S. Food and Drug Administration (“FDA”) accelerated approval of OJEMDA™ (tovorafenib).

“The sale of the PRV delivers true non-dilutive capital to Day One and further strengthens our balance sheet as we continue executing on the launch of OJEMDA and investing in clinical development opportunities for children and adults living with cancer,” said Charles York II, chief operating and financial officer of Day One.

Under the Rare Pediatric Disease Priority Review Voucher Program, FDA awards PRVs to sponsors of rare pediatric disease product applications that meet certain criteria. The program is intended to encourage development of new drugs and biologics for the prevention and treatment of rare diseases. A PRV can be redeemed to receive priority review of a subsequent marketing application for a different product, sold or transferred.

As part of the transaction, $8.1 million of the total consideration received from the sale of the PRV will be paid to Viracta Therapeutics, Inc. (“Viracta”) to fully satisfy PRV related obligations of the Company’s license agreement with Viracta, dated December 16, 2019, as amended.

About Day One Biopharmaceuticals

Day One Biopharmaceuticals is a commercial-stage biopharmaceutical company that believes when it comes to pediatric cancer, we can do better. The Company was founded to address a critical unmet need: the dire lack of therapeutic development in pediatric cancer. Inspired by “The Day One Talk” that physicians have with patients and their families about an initial cancer diagnosis and treatment plan, Day One aims to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

Day One partners with leading clinical oncologists, families, and scientists to identify, acquire, and develop important targeted cancer treatments. The Company’s pipeline includes tovorafenib (OJEMDA™) and pimasertib.

Day One is based in Brisbane, California. For more information, please visit www.dayonebio.com or find the Company on LinkedIn or X.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Day One’s plans to develop cancer therapies, expectations from current clinical trials, and the ability of tovorafenib to treat pLGG or related indications.

Statements including words such as “believe,” “plan,” “continue,” “expect,” “will,” “develop,” “signal,” “potential,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that may cause Day One’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Day One’s ability to develop, obtain regulatory approval for or commercialize any product candidate, Day One’s ability to protect intellectual property, the potential impact of global business or macroeconomic conditions, including as a result of inflation, rising interest rates, instability in the global banking system, geopolitical conflicts and the sufficiency of Day One’s cash, cash equivalents and investments to fund its operations. These forward-looking statements speak only as of the date hereof and Day One specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

DAY ONE MEDIA

Laura Cooper, Head of Communications

media@dayonebio.com

DAY ONE INVESTORS

LifeSci Advisors, PJ Kelleher

pkelleher@lifesciadvisors.com

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